SCHEDULE 14A
                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           PACIFIC SCIENTIFIC COMPANY
               (Name of Registrant as Specified in its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:
      (2)  Form, Schedule or Registration Statement No.:
      (3)  Filing Party:
      (4)  Date Filed:

------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        ------------------------------


                                 SCHEDULE 14D-9
                      SOLICITATION/RECOMMENDATION STATEMENT
                      PURSUANT TO SECTION 14(D) (4) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                (Amendment No.8)

                        ------------------------------

                           PACIFIC SCIENTIFIC COMPANY
                            (NAME OF SUBJECT COMPANY)

                           PACIFIC SCIENTIFIC COMPANY
                        (NAME OF PERSON FILING STATEMENT)

                   COMMON STOCK, PAR VALUE $1.00 PER SHARE
               (AND ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                         (TITLE OF CLASS OF SECURITIES)

                                    694806
                      (CUSIP NUMBER OF CLASS OF SECURITIES)

                        ------------------------------


                                   LESTER HILL
              CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                       620 NEWPORT CENTER DRIVE, SUITE 700
                         NEWPORT BEACH, CALIFORNIA 92660
                                (714) 720-1714
                (NAME, ADDRESS AND TELEPHONE NUMBER OF PERSON
               AUTHORIZED TO RECEIVE NOTICE AND COMMUNICATIONS
                  ON BEHALF OF THE PERSON FILING STATEMENT)

                                 With Copies To:

        ADAM O. EMMERICH, ESQ.                 WILLIAM J. SIMPSON, ESQ.
    WACHTELL, LIPTON, ROSEN & KATZ      PAUL, HASTINGS, JANOFSKY & WALKER, LLP
          51 WEST 52ND STREET                       695 TOWN CENTER
       NEW YORK, NEW YORK 10019              COSTA MESA, CALIFORNIA 92826
            (212) 403-1000                          (714) 668-6200

------------------------------------------------------------------------------

            This Amendment No. 8 amends and supplements the Solicitation/ Recommendation Statement on Schedule 14D-9 initially filed with the Securities and Exchange Commission (the "Commission") on December 22, 1997 (as subsequently amended, the "Schedule 14D-9"), by Pacific Scientific Company, a California corporation (the "Company" or "Pacific Scientific"), relating to the tender offer made by Torque Corporation ("Bidder"), a Delaware corporation and a wholly owned subsidiary of Kollmorgen Corporation, a New York corporation ("Kollmorgen"), to purchase 6,347,241 shares of Common Stock, including the associated rights (or such greater or lesser number of shares of Common Stock that, when added to the number of shares of Common Stock owned by Kollmorgen and Bidder, will constitute a majority of the Common Stock outstanding on a fully diluted basis) at a price of $20.50 per share, net to the Seller in cash on the terms and subject to the conditions set forth in the Offer to Purchase, dated December 15, 1997, and in the related Letter of Transmittal, as disclosed in a Tender Offer Statement on Schedule 14D-1, initially filed with the Commission on December 15, 1997 and as subsequently amended. Unless otherwise indicated, all capitalized terms used but not defined herein shall have the meanings ascribed to them in the Schedule 14D-9.

Item 2.  Tender Offer of Bidder.

      Item 2 is hereby amended and supplemented by adding thereto the following:

      On January 31, 1998, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with DH Holdings Corp. ("Parent"), a Delaware corporation and a wholly owned subsidiary of Danaher Corporation and a corporation to be formed under California law which will be a wholly owned subsidiary of Parent ("Purchaser"). The Merger Agreement contemplates, among other things, a cash tender offer by Parent and Purchaser for all outstanding shares of the Company's common stock at a price of $30.25 per share of Company Common Stock followed by the merger (the "Merger") of Purchaser with and into the Company. In connection with the execution of the Merger Agreement, the Board of Directors of the Company approved a First Amendment, dated as of January 31, 1998, to the Rights Agreement (the "First Amendment"). The First Amendment provides, among other things, that DH Holdings and its Affiliates (as defined in the Rights Agreement), would not be deemed an Acquiring Person (as defined in the Rights Agreement). In addition, On February 2, 1998 the Company issued a press release with respect to the Merger and the First Amendment. The Merger Agreement, the First Amendment and the press release issued on February 2, 1998 are filed as Exhibits 34, 35 and 36 hereto, respectively, and are incorporated herein by reference.
      On February 2, 1998, Kollmorgen issued a press release announcing that it terminated the Kollmorgen Offer, withdrew its litigation to remove Pacific Scientific's board and canceled its special shareholders meeting scheduled for February 10, 1998.

Item 4.  The Solicitation or Recommendation

      Item 4 is hereby amended by adding thereto the same paragraph set forth above as an amendment to Item 2.

Item 7.  Certain Negotiations and Transactions by the Subject Company

      Item 7 is hereby amended by adding thereto the same paragraph set forth above as an amendment to Item 2.

Item 8.  Additional Information to be Furnished

      Item 8 is hereby amended by adding thereto the same paragraph set forth above as an amendment to Item 2.

Item 9.  Material to be Filed as Exhibits

      Item 9 is hereby amended and supplemented by adding thereto the following:

      Exhibit 34 Agreement and Plan of Merger, dated as of January 31, 1998, by and among Pacific Scientific, DH Holdings and Purchaser.

      Exhibit 35 First Amendment to Rights Agreement, dated as of January 31, 1998, by and between Pacific Scientific and ChaseMellon Shareholder Services, L.L.C.

      Exhibit 36  Press Release issued by the Company on February 2, 1998.

                                    SIGNATURE

            After reasonable inquiry and to the best of its knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete and correct.

                                       PACIFIC SCIENTIFIC COMPANY

Dated:  February 2, 1998               By:   /s/ Lester Hill
                                          -----------------------------
                                          Name:  Lester Hill
                                          Title: Chairman, President and
                                                 Chief Executive Officer

                                  EXHIBIT INDEX

      Exhibit 34 Agreement and Plan of Merger, dated as of January 31, 1998, by and among Pacific Scientific, DH Holdings and Purchaser.

      Exhibit 35 First Amendment to Rights Agreement, dated as of January 31, 1998, by and between Pacific Scientific and ChaseMellon Shareholder Services, L.L.C.

      Exhibit 36  Press Release issued by the Company on February 2, 1998.

                                                                      Exhibit 34










==============================================================================




                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                                DH Holdings Corp.

                              ACC Acquisition Corp.

                                       and

                           Pacific Scientific Company

                                   dated as of

                                January 31, 1998

==============================================================================

                           TABLE OF CONTENTS


                                                                      PAGE

                               ARTICLE I

                               THE OFFER

SECTION 1.1     The Offer.............................................. 2
SECTION 1.2     Company Actions........................................ 3
SECTION 1.3     Directors.............................................. 4

                               ARTICLE II

                               THE MERGER

SECTION 2.1     The Merger............................................. 5
SECTION 2.2     Effective Time......................................... 5
SECTION 2.3     Effects of the Merger.................................. 6
SECTION 2.4     Articles of Incorporation and By-Laws of the
                     Surviving Corporation............................. 6
SECTION 2.5     Directors.............................................. 6
SECTION 2.6     Officers............................................... 6
SECTION 2.7     Conversion of Common Shares............................ 6
SECTION 2.8     Conversion of Purchaser Common Stock................... 7
SECTION 2.9     Options; Stock Plans................................... 7
SECTION 2.10    Stockholders' Meeting.................................. 7
SECTION 2.11    Merger Without Meeting of Stockholders................. 8

                              ARTICLE III

                 DISSENTING SHARES; PAYMENT FOR SHARES

SECTION 3.1     Dissenting Shares...................................... 8
SECTION 3.2     Payment for Common Shares.............................. 9

                               ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 4.1     Organization and Qualification;  Subsidiaries.......... 10
SECTION 4.2     Capitalization;  Subsidiaries.......................... 11
SECTION 4.3     Authority Relative to this Agreement................... 12

SECTION 4.4     No Violation........................................... 12
SECTION 4.5     SEC Reports and Financial Statements................... 13
SECTION 4.6     Compliance with Applicable Laws........................ 13
SECTION 4.7     Change of Control...................................... 13
SECTION 4.8     Litigation............................................. 14
SECTION 4.9     Information............................................ 14
SECTION 4.10    Employee Benefit Plans................................. 14
SECTION 4.11    Taxes.................................................. 16
SECTION 4.12    Intellectual Property.................................. 17
SECTION 4.13    Contracts.............................................. 17
SECTION 4.14    Voting Requirements.................................... 17
SECTION 4.15    Absence of Certain Changes............................. 17
SECTION 4.16    Rights Agreement....................................... 18
SECTION 4.17    Brokers................................................ 19
SECTION 4.18    Opinion of Investment Banker........................... 19

                               ARTICLE V

                     REPRESENTATIONS AND WARRANTIES
                        OF PARENT AND MERGER SUB

SECTION 5.1     Organization and Qualification......................... 19
SECTION 5.2     Authority Relative to this Agreement................... 19
SECTION 5.3     No Violation........................................... 20
SECTION 5.4     Information............................................ 20
SECTION 5.5     Financing.............................................. 20

                               ARTICLE VI

                               COVENANTS

SECTION 6.1     Conduct of Business of the Company..................... 21
SECTION 6.2     Access to Information.................................. 23
SECTION 6.3     Efforts................................................ 23
SECTION 6.4     Public Announcements................................... 24
SECTION 6.5     Employee Benefit Arrangements.......................... 25
SECTION 6.6     Indemnification; Directors' and Officers' Insurance.... 25
SECTION 6.7     Notification of Certain Matters........................ 26
SECTION 6.8     Rights Agreement....................................... 27
SECTION 6.9     State Takeover Laws.................................... 27
SECTION 6.10    No Solicitation........................................ 27
SECTION 6.11    Parent Agreement....................................... 28

                              ARTICLE VII

                CONDITIONS TO CONSUMMATION OF THE MERGER

SECTION 7.1     Conditions ............................................ 29
SECTION 7.2     Conditions to the Obligations of Parent................ 29
SECTION 7.3     Conditions to Obligation of the Company................ 30

                              ARTICLE VIII

                    TERMINATION; AMENDMENTS; WAIVER

SECTION 8.1     Termination............................................ 31
SECTION 8.2     Effect of Termination.................................. 32
SECTION 8.3     Fees and Expenses...................................... 32
SECTION 8.4     Amendment.............................................. 33
SECTION 8.5     Extension; Waiver...................................... 33

                               ARTICLE IX

                             MISCELLANEOUS

SECTION 9.1     Non-Survival of Representations and Warranties......... 33
SECTION 9.2     Entire Agreement;  Assignment.......................... 33
SECTION 9.3     Validity............................................... 34
SECTION 9.4     Notices................................................ 34
SECTION 9.5     Governing Law.......................................... 35
SECTION 9.6     Descriptive Headings................................... 35
SECTION 9.7     Counterparts........................................... 35
SECTION 9.8     Parties in Interest.................................... 35
SECTION 9.9     Certain Definitions.................................... 35
SECTION 9.10    Specific Performance................................... 36

                          AGREEMENT AND PLAN OF MERGER

            AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of January 31, 1998, by and among DH Holdings Corp., a Delaware corporation ("Parent"), ACC Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent (the "Purchaser"), and Pacific Scientific Company___________________, a California corporation (the "Company").

            WHEREAS, the respective Boards of Directors of Parent, the Purchaser and the Company have approved the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement;

            WHEREAS, pursuant to this Agreement the Purchaser has agreed to commence a tender offer (the "Offer") to purchase all of the outstanding shares of the Company's common stock, par value $1.00 per share (the "Common Shares") (including the associated preferred share purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of December 31, 1997, between the Company and ChaseMellon Shareholder Services, LLC, as Rights Agent (the "Rights Agreement"), which Rights together with the Common Shares are hereinafter referred to as the "Shares")), at a price per Share of $30.25 net to the seller in cash (the "Offer Price");

            WHEREAS, the Board of Directors of the Company (the "Company Board") has, in light of and subject to the terms and conditions set forth herein, (i) determined that (A) the consideration to be paid for each Share in the Offer and the Merger (as hereinafter defined) is fair to the stockholders of the Company, and (B) the Offer and the Merger are otherwise in the best interests of the Company and its stockholders, and (ii) resolved to approve and adopt this Agreement and the transactions contemplated hereby and to recommend acceptance of the Offer and approval and adoption by the stockholders of the Company of this Agreement;

            WHEREAS, the respective Boards of Directors of the Purchaser and the Company have approved the merger of the Purchaser with and into the Company, as set forth below (the "Merger"), in accordance with the California General Corporation Law (the "CGCL") and upon the terms and subject to the conditions set forth in this Agreement, whereby each of the issued and outstanding Common Shares not owned directly or indirectly by Parent, the Purchaser or the Company will be converted into the right to receive $30.25 in cash (the "Merger Price"); and

            WHEREAS, Parent, the Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger, and also to prescribe various conditions to the Offer and the Merger;

            NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, intending to be legally bound hereby, Parent, the Purchaser and the Company agree as follows:

                                    ARTICLE I

                                    THE OFFER

             SECTION 1.1       The Offer.

                   (a) Provided that this Agreement shall not have been terminated in accordance with Article VIII and none of the events set forth in Annex I hereto (the "Tender Offer Conditions") shall have occurred, as promptly as practicable, but in no event later than the fifth business day from the date of this Agreement, Parent shall cause the Purchaser to commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder (the "Exchange Act")) an offer to purchase all outstanding Shares at the Offer Price, shall, after affording the Company a reasonable opportunity to review and comment thereon, file all necessary documents with the Securities and Exchange Commission (the "SEC") in connection with the Offer (the "Offer Documents"), and shall use reasonable best efforts to consummate the Offer, subject to the terms and conditions thereof. The obligation of the Purchaser to accept for payment or pay for any Shares tendered pursuant thereto will be subject only to the satisfaction of the conditions set forth in Annex I hereto.

                   (b) Without the prior written consent of the Company, the Purchaser shall not decrease the Offer Price or change the form of consideration payable in the Offer, decrease the number of Shares sought to be purchased in the Offer, impose additional conditions to the Offer or amend any other term of the Offer in any manner adverse to the holders of Common Shares. The Offer shall remain open until the date that is 20 business days (as such term is defined in Rule 14d-1(c)(6) under the Exchange Act) after the commencement of the Offer (the "Expiration Date"), unless the Purchaser shall have extended the period of time for which the Offer is open pursuant to, and in accordance with, the two succeeding sentences or as may be required by applicable law, in which event the term "Expiration Date" shall mean the latest time and date as the Offer, as so extended, may expire. Subject to the terms of the Offer and this Agreement and the satisfaction of all the Tender Offer Conditions as of any Expiration Date, the Purchaser shall accept for payment and pay for all Shares validly tendered and not withdrawn pursuant to the Offer as promptly as practicable after such Expiration Date; provided that, (i) if on any scheduled Expiration Date of the Offer all of the Tender Offer Conditions (other than the Minimum Condition (as defined in Annex I) shall not have been satisfied or waived, the Offer may, but need not, be extended from time to time without the consent of the Company for such period of time as is reasonably expected by the Purchaser to be necessary to satisfy the unsatisfied conditions; provided further that the Offer may be extended by the Purchaser without the consent of the Company for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer, and (ii) if all of the Tender Offer Conditions are satisfied but less than 90% of the outstanding Common Shares have been validly tendered and not withdrawn in the Offer, the Purchaser shall be required to extend the Offer for one additional business day (or such longer time as may be agreed to by the Purchaser and the Company (an "Offer Extension"). If, following such Offer Extension, the Minimum Condition has not been satisfied, the Purchaser shall effect successive additional Offer Extensions (which Offer

Extensions shall each be for one business day unless the Purchaser and the Company shall agree to a longer period) until the earlier to occur of (i) the close of business on the business day immediately prior to the Special Meeting (as defined herein) and (ii) such time as the Minimum Condition has been satisfied, after which time the Purchaser may not extend the Offer for any reason. Without the prior written consent of the Company, the Purchaser shall not waive the Minimum Condition or accept for payment or pay for any Shares in the Offer if, as a result, Purchaser would acquire less than the number of Shares necessary to satisfy the Minimum Condition. It is agreed that the Tender Offer Conditions are solely for the benefit of the Purchaser and may be asserted by the Purchaser regardless of the circumstances giving rise to any such condition (but not including any action or inaction by the Purchaser) or may (except as otherwise specifically provided in this Agreement), but need not, be waived by the Purchaser, in whole or in part at any time and from time to time, in its sole discretion.

                   (c) Parent and the Purchaser represent that the Offer Documents will comply in all material respects with the provisions of applicable federal securities laws, and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or the Purchaser with respect to information supplied by the Company in writing for inclusion in the Offer Documents. The Company shall provide the Purchaser and Parent with such information as may be reasonably requested in connection with the preparation of the Offer Documents. Each of Parent and the Purchaser, on the one hand, and the Company, on the other hand, agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become incomplete, false or misleading in any material respect and the Purchaser further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to stockholders of the Company, in each case, as and to the extent required by applicable federal securities laws.

             SECTION 1.2       Company Actions.

                   (a) The Company shall, after affording Parent a reasonable opportunity to review and comment thereon (including any supplements or amendments thereto), file with the SEC and mail to the holders of Common Shares, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the "Schedule 14D-9") reflecting the recommendation of the Company Board that holders of Shares tender their Shares pursuant to the Offer and shall disseminate the Schedule 14D-9 as required by Rule 14d-9 promulgated under the Exchange Act. The Schedule 14D-9 will set forth, and the Company hereby represents, that the Company Board, at a meeting duly called and held, has (i) determined by unanimous vote of its directors that each of the transactions contemplated hereby, including each of the Offer and the Merger, is fair to and in the best interests of the Company and its stockholders, (ii) approved the Offer and adopted this Agreement in accordance with the CGCL and pursuant to Article Five of the Restated Certificate of Incorporation of the Company, and (iii) recommended acceptance of the Offer and approval of this Agreement by the Company's stockholders (if such approval is required by applicable law); provided, however, that such recommendation and approval may be withdrawn, modified or amended only in accordance with
Section 6.10. The Company further represents that, prior to the execution hereof, BancAmerica Robertson Stephens (the "Investment Banker"), has delivered to the Company Board its written opinion that, as of the date hereof, the consideration to be received by the holders of Common Shares (other than Parent or any of its affiliates or holders of Dissenting Shares) pursuant to the Offer and the Merger is fair to the Company's stockholders from a financial point of view. The Company hereby consents to the inclusion in the Offer Documents of the recommendations of the Company Board described in this Section 1.2(a).

                   (b) The Company represents that the Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or the Purchaser in writing for inclusion in the Schedule 14D-9. Each of the Company, on the one hand, and Parent and the Purchaser, on the other hand, agree promptly to correct any information provided by either of them for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to the holders of Shares, in each case, as and to the extent required by applicable federal securities laws.

                   (c) In connection with the Offer, the Company shall furnish the Purchaser with mailing labels, security position listings, any available non-objecting beneficial owner lists and any available listing or computer list containing the names and addresses of the record holders of the Common Shares as of the most recent practicable date and shall furnish the Purchaser with such additional available information (including, but not limited to, updated lists of holders of Common Shares and their addresses, mailing labels and lists of security positions and non-objecting beneficial owner lists) and such other assistance as the Purchaser or its agents may reasonably request in communicating the Offer to the Company's record and beneficial stockholders. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent, the Purchaser and their affiliates, associates, agents and advisors, shall keep such information confidential and use the information contained in any such labels, listings and files only in connection with the Offer and the Merger and, should the Offer terminate or if this Agreement shall be terminated, will deliver to the Company all copies of such information then in their possession.

             SECTION 1.3       Directors.

                   (a) Subject to compliance with applicable law, promptly upon the payment by the Purchaser for Shares pursuant to the Offer representing at least such number of Shares as shall satisfy the Minimum Condition, and from time to time thereafter, Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the

Company Board as is equal to the product of the total number of directors on the Company Board (determined after giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of Common Shares beneficially owned by Parent or its affiliates bears to the total number of Common Shares then outstanding on a fully diluted basis, and the Company shall, upon request of Parent, promptly take all actions necessary to cause Parent's designees to be so elected, including, if necessary, seeking the resignations of one or more existing directors; provided, however, that prior to the Effective Time (as hereinafter defined), the Company Board shall always have at least two members who are neither officers, directors or designees of the Purchaser or any of its affiliates ("Purchaser Insiders"). If the number of directors who are not Purchaser Insiders is reduced below two prior to the Effective Time, the remaining director who is not a Purchaser Insider shall be entitled to designate an individual to fill such vacancy who is not a Purchaser Insider and who shall be a director not deemed to be a Purchaser Insider for all purposes of this Agreement.

                   (b) The Company's obligations to appoint Parent's designees to the Company Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder. The Company shall take all actions required pursuant to such Section and Rule in order to fulfill its obligations under this Section 1.3 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under such Section and Rule in order to fulfill its obligations under this Section 1.3. Parent will supply in a timely manner any information with respect to itself and its officers, directors and affiliates required by such Section and Rule to the Company.

                   (c) Following the election or appointment of Parent's designees pursuant to this Section 1.3 and prior to the Effective Time, any amendment or termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or the Purchaser or waiver of any of the Company's rights hereunder, will require the concurrence of a majority of the directors of the Company then in office who are not Purchaser Insiders (or, in the case where there are two or fewer directors who are not Purchaser Insiders, the concurrence of one director who is not a Purchaser Insider).

                                   ARTICLE II

                                   THE MERGER

             SECTION 2.1 The Merger. Upon the terms and subject to the satisfaction or waiver of the conditions hereof, and in accordance with the applicable provisions of this Agreement and the CGCL, at the Effective Time the Purchaser shall be merged with and into the Company. Following the Merger, the separate corporate existence of the Purchaser shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation").

             SECTION 2.2 Effective Time. As soon as practicable after the satisfaction or waiver of the conditions set forth in Sections 7.1(a) and 7.1(b), but subject to Sections 7.1(c) and 7.1(d) and, if applicable, Sections
7.2 and 7.3, the Company shall duly file with the Secretary of State of California, in the manner required by the CGCL, an appropriate Agreement of Merger with an officer's certificate of each of Purchaser and the Company, and the parties shall take such other and further actions as may be required by law to make the Merger effective. The time the Merger becomes effective in accordance with applicable law is referred to herein as the "Effective Time."

             SECTION 2.3 Effects of the Merger. The Merger shall have the effects set forth in the CGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and the Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and the Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

             SECTION 2.4 Articles of Incorporation and By-Laws of the Surviving Corporation.

                   (a) The Restated Articles of Incorporation of the Company shall, at the Effective Time, be amended to be identical to the Articles of Incorporation of the Purchaser as in effect immediately prior to the Effective Time, and shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and hereof and applicable law.

                   (b) The By-Laws of the Company shall, at the Effective Time, be amended to be identical to the By-Laws of Purchaser as in effect immediately prior to the Effective Time, and shall be the By-Laws of the Surviving Corporation until amended, subject to the provisions of Section 6.6 of this Agreement, in accordance with the provisions thereof and applicable law.

             SECTION 2.5 Directors. Subject to applicable law, the directors of the Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

             SECTION 2.6 Officers. Except as set forth on Schedule 2.6 to this Agreement, the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

             SECTION 2.7 Conversion of Common Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Common Share issued and outstanding immediately prior to the Effective Time (other than (i) any Common Shares held by Parent, the Purchaser, any wholly owned subsidiary of Parent or the Purchaser, in the treasury of the Company or by any wholly owned subsidiary of the Company, which Common Shares, by virtue of the Merger and without any action on the part of the holder thereof, shall be cancelled and retired and shall cease to exist with no payment being made with respect thereto and (ii) Dissenting Shares (as hereinafter defined)), shall be cancelled and retired and shall be converted into the right to receive the Merger Price in cash, payable to the holder thereof, without interest thereon, upon surrender of the certificate formerly representing such Common Share.

             SECTION 2.8 Conversion of Purchaser Common Stock. At the Effective Time, each share of common stock of the Purchaser issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $1.00 per share, of the Surviving Corporation.

             SECTION 2.9 Options; Stock Plans. Immediately following the Effective Time, each holder of a then-outstanding employee or director stock option, whether or not fully exercisable, to purchase Common Shares (an "Option") granted under any stock option or similar plan or separate option agreement of the Company (such plans and agreements, collectively, the "Stock Plans") will be entitled to receive in settlement of such Option a cash payment from the Company equal to the product of (i) the total number of Common Shares previously subject to such Option and (ii) the excess of the Merger Price over the exercise price per Common Share subject to such Option, subject to any required withholding of taxes. If necessary or appropriate, the Company will, upon the request of Parent, use reasonable efforts to obtain the written acknowledgment of each employee holding an Option that the payment of the amount of cash referred to above will satisfy in full the Company's obligation to such employee pursuant to such Option and take such other action as is necessary to effect the provisions of this Section 2.9.

             SECTION 2.10      Stockholders' Meeting.

                   (a) In order to consummate the Merger, the Company, acting through the Company Board, shall, in accordance with applicable law:

                  (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as soon as practicable following the date hereof for the purpose of considering and taking action upon this Agreement;

                  (ii) prepare and file with the SEC a preliminary proxy statement relating to this Agreement, and use its reasonable efforts (A) to obtain and furnish the information required to be included by the SEC in a definitive proxy statement (the "Proxy Statement") and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and cause the Proxy Statement to be mailed to its stockholders and (B) to obtain the necessary approvals of the Merger and this Agreement by its stockholders; and

                  (iii) subject to the terms of Section 6.10, include in the Proxy Statement the recommendation of the Company Board that stockholders of the Company vote in favor of the adoption and approval of this Agreement.

                   (b) Parent agrees that it will vote, or cause to be voted, all of the Common Shares then owned by it, the Purchaser or any of its other subsidiaries in favor of the approval of the Merger and of this Agreement.

                   (c) The Company shall prepare and file with the SEC the preliminary proxy statement referred to in Section 2.10(a)(ii) as soon as practicable after the date hereof, and if the Minimum Condition has not been satisfied on or prior to the initial Expiration Date (prior to any extension of the Offer), the Company shall, as soon as practicable following such initial Expiration Date, mail the Proxy Statement to its stockholders for the purpose of obtaining the necessary approvals of the Merger and this Agreement, unless the Minimum Condition is satisfied subsequent to such initial Expiration Date and prior to the earliest practicable date upon which the Company can mail the Proxy Statement.

             SECTION 2.11 Merger Without Meeting of Stockholders. Notwithstanding Section 2.10, in the event that Parent, the Purchaser or any other subsidiary of Parent shall acquire at least 90% of the outstanding Common Shares pursuant to the Offer or otherwise, the parties hereto agree to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the acceptance for payment of and payment for Common Shares by the Purchaser pursuant to the Offer without a meeting of stockholders of the Company, in accordance with Section 1110 of the CGCL.

                                   ARTICLE III

                      DISSENTING SHARES; PAYMENT FOR SHARES

             SECTION 3.1 Dissenting Shares. Notwithstanding Section 2.7, Common Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has perfected such holder's right to demand cash payment for the fair market value of such holder's Shares in accordance with Chapter 13 of the CGCL ("Dissenting Shares") shall not be converted into a right to receive the Merger Price, unless such holder fails to perfect or withdraws or otherwise loses such holder's right to a determination of the fair market value of such holder's Shares under the CGCL. If after the Effective Time such holder fails to perfect or withdraws or loses such holder's right to a determination of the fair market value of such holder's Shares under the CGCL, such Common Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Price. The Company shall give Parent prompt notice of any demands received by the Company for a determination of the fair market value of such holder's Shares under the CGCL, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands. As soon as practicable after the approval of the Merger by the Company's shareholders (including, without limitation, by written consent thereto), to the extent required by the CGCL, and in any event not later than ten (10) days following such approval, Parent shall mail to each shareholder of the Company who is entitled to such notice pursuant to Chapter 13 of the CGCL, a notice of such approval of the Merger, such notification to include the information and materials required by Section 1301(a) of the CGCL (including, without limitation, the price determined by Parent to represent the fair market value of any Dissenting Shares).

             SECTION 3.2       Payment for Common Shares.

                   (a) From and after the Effective Time, such bank or trust company as shall be mutually acceptable to Parent and the Company shall act as paying agent (the "Paying Agent") in effecting the payment of the Merger Price in respect of certificates (the "Certificates") that, prior to the Effective Time, represented Common Shares entitled to payment of the Merger Price pursuant to Section 2.7. At or prior to the Effective Time, Parent or the Purchaser shall deposit, or Parent shall otherwise take all steps necessary to cause to be deposited, with the Paying Agent the aggregate Merger Price to which holders of Common Shares shall be entitled at the Effective Time pursuant to Section 2.7, assuming for such purpose that there will be no Dissenting Shares.

                   (b) Promptly after the Effective Time, Parent shall cause the Paying Agent to mail to each record holder of Certificates that immediately prior to the Effective Time represented Common Shares a form of letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and instructions for use in surrendering such Certificates and receiving the Merger Price in respect thereof. Upon the surrender of each such Certificate, the Paying Agent shall pay the holder of such Certificate the Merger Price multiplied by the number of Common Shares formerly represented by such Certificate, in consideration therefor, and such Certificate shall forthwith be canceled. Until so surrendered, each such Certificate (other than Certificates representing Common Shares held by Parent or the Purchaser, any wholly owned subsidiary of Parent or the Purchaser, in the treasury of the Company or by any wholly owned subsidiary of the Company or Dissenting Shares) shall represent solely the right to receive the aggregate Merger Price relating thereto. No interest or dividends shall be paid or accrued on the Merger Price. If the Merger Price (or any portion thereof) is to be delivered to any person other than the person in whose name the Certificate formerly representing Common Shares surrendered therefor is registered, it shall be a condition to such right to receive such Merger Price that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person surrendering such Common Shares shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of the Merger Price to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable.

                   (c) The Purchaser or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Common Shares such amounts as the Purchaser or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder (the "Code"), or any provision of United States state or local or foreign tax law. To the extent that amounts are so deducted or withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Common Shares in respect of which such deduction and withholding was made.

                   (d) Promptly following the date which is 120 days after the Effective Time, the Paying Agent shall deliver to the Surviving Corporation all cash, Certificates and other documents in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing a Common Share may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefor the aggregate Merger Price relating thereto, without any interest or dividends thereon.

                   (e) Neither the Company, the Purchaser, Parent, nor the Surviving Corporation shall be liable to any holder of Common Shares for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                   (f) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any Common Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates formerly representing Common Shares are presented to the Surviving Corporation or the Paying Agent, they shall be surrendered and canceled in return for the payment of the aggregate Merger Price relating thereto, as provided in this Article III.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            SECTION 4. The Company represents and warrants to Parent and the Purchaser as follows:

             SECTION 4.1 Organization and Qualification; Subsidiaries. The Company and each of its Significant Subsidiaries (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of its state or jurisdiction of incorporation and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification and where failure to be in good standing or to so qualify would have a Material Adverse Effect on the Company. Each of the Company and its Significant Subsidiaries has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect. The term "Material Adverse Effect on the Company," as used in this Agreement, means any change in or effect on the business, financial condition or results of operations of the Company or any of its subsidiaries that would, individually or in the aggregate, reasonably be expected to be materially adverse to the Company and its subsidiaries taken as a whole. The Company has heretofore made available to Parent and the Purchaser a complete and correct copy of its Restated Articles of Incorporation and By-Laws, each as amended to the date hereof, and of the Articles of Incorporation and By-Laws or equivalent organizational documents, each as amended to the date hereof, of the Significant Subsidiaries. Such Articles of Incorporation, By-Laws and equivalent organizational documents are in full force and effect. Neither the Company nor any Significant Subsidiary is in violation of any provision of its Articles of Incorporation,

By-Laws or equivalent organizational documents. A "Significant Subsidiary" means (i) a subsidiary or other person in which the Company has an investment of $10,000,000 or more or (ii) a subsidiary of any person that constitutes a significant subsidiary of such person within the meaning of Rule 1-02(v) of Regulation S-X. Section 4.1 of the disclosure schedule delivered to Parent by the Company on the date hereof (the "Company Disclosure Schedule") contains a complete list as of the date hereof of each Significant Subsidiary of the Company and sets forth with respect to each of the Company's Significant Subsidiaries its name and jurisdiction of organization and, with respect to each Significant Subsidiary of the Company that is not wholly owned by the Company or another wholly owned subsidiary of the Company, the percentage of shares of capital stock or share capital owned by the Company or a wholly owned subsidiary of the Company.

             SECTION 4.2 Capitalization; Subsidiaries. The authorized capital stock of the Company consists of 30,000,000 Common Shares and 2,000,000 shares of preferred stock, par value $1.00 per share ("Preferred Stock"), of which 500,000 shares are designated Series B Junior Participating Preferred Stock, par value $1.00 per share ("Junior Preferred Stock"). As of the close of business on January 30, 1998, 12,481,306 Common Shares were issued and outstanding, all of which are entitled to vote on this Agreement, and no Common Shares were held in treasury. The Company has no shares of Preferred Stock issued and outstanding. As of the date hereof, except for (i) 1,153,264 Common Shares reserved for issuance pursuant to outstanding Options granted under the Stock Plans and (ii) 500,000 shares of Junior Preferred Stock reserved for issuance upon exercise of the Rights, there are not now, and at the Effective Time there will not be, any existing options, warrants, calls, subscriptions, or other rights, or other agreements or commitments, obligating the Company to issue, transfer or sell any shares of capital stock of the Company or any of its subsidiaries or any Voting Debt (as defined below) of, or other equity interest in, the Company or any of its subsidiaries or securities convertible into or exchangeable for such shares or equity interest or obligating the Company or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. Since January 30, 1998, the Company has not issued any shares of its capital stock, except pursuant to Options outstanding on such date. All issued and outstanding Common Shares are and all Common Shares which may be issued pursuant to the exercise of outstanding Options will be, when issued in accordance with the respective terms thereof, validly issued, fully paid, nonassessable and free of preemptive rights. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company or any of its subsidiaries issued and outstanding. All of the outstanding shares of capital stock of each of the Company's Significant Subsidiaries have been validly issued and are fully paid and non-assessable and, except as set forth on Section 4.2 of the Company Disclosure Schedule, are owned by either the Company or a wholly owned Significant Subsidiary free and clear of all liens, charges, claims or encumbrances. There are no outstanding options, warrants, calls, subscriptions, or other rights, or other agreements or commitments, obligating any subsidiary of the Company to issue, transfer or sell any shares of its capital stock, Voting Debt or other equity interest in, or securities convertible into or exchangeable for such shares, Voting Debt or equity interests or obligating any Significant Subsidiary to grant, or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. Except as contemplated by the Offer and the Merger contemplated by this Agreement, there are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Common Shares or the capital stock of the Company or any of its subsidiaries.

             SECTION 4.3       Authority Relative to this Agreement.

                   (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and, except for the approval of this Agreement by the shareholders of the Company with respect to the Merger, to the extent required by applicable law, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company Board and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval of this Agreement by the shareholders of the Company with respect to the Merger, to the extent required by applicable law). This Agreement has been duly and validly executed and delivered by the Company, and, assuming this Agreement constitutes a valid and binding obligation of each of Parent and the Purchaser, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                   (b) Except as set forth on Section 4.3 of the Company Disclosure Schedule, other than in connection with, or in compliance with, the provisions of the CGCL with respect to the transactions contemplated hereby, the Exchange Act, the securities laws of the various states and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), no authorization, consent or approval of, or filing with, any Governmental Entity (as hereinafter defined) is necessary for the consummation by the Company of the transactions contemplated by this Agreement other than authorizations, consents and approvals the failure to obtain, or filings the failure to make, which would not, individually in the aggregate, have a Material Adverse Effect on the Company. As used in this Agreement, the term "Governmental Entity" means any government or subdivision thereof, domestic, foreign or supranational or any administrative, governmental or regulatory authority, agency, commission, tribunal or body, domestic, foreign or supranational.

             SECTION 4.4 No Violation. Neither the execution or delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) constitute a breach or violation of any provision of the Restated Articles of Incorporation or By-Laws of the Company or the comparable organizational document of any of the Significant Subsidiaries, (ii) except as set forth on Section 4.4 of the Company Disclosure Schedule, constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which the Company or any of its subsidiaries is a party or by which they or any of their respective properties or assets are bound, or (iii) conflict with or violate any statute, ordinance, rule, regulation, order, judgment or decree applicable to the Company or its subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected, other than, in the case of the foregoing clauses (ii) or (iii), conflicts, breaches, violations, defaults, terminations, accelerations or creation of liens and encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

             SECTION 4.5 SEC Reports and Financial Statements. Since January 1, 1996, the Company has filed all forms, reports and documents ("SEC Reports") with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder. Copies of all such SEC Reports have been made available to Parent by the Company. None of such SEC Reports (as of their respective filing dates) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited and unaudited consolidated financial statements of the Company included in the SEC Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as otherwise stated in such financial statements, including the related notes), comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present the financial position of the Company and its consolidated subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited financial statements, to year-end audit adjustments. The Company and its subsidiaries have no liabilities or obligations of any nature (whether absolute, accrued, contingent, unmatured, unaccrued, unliquidated, unasserted, conditional or otherwise), except for liabilities or obligations (i) disclosed in the Company Disclosure Schedule or reflected or reserved against on the balance sheet as at September 27, 1997 (including the notes thereto and the other disclosure made in the Company's Form 10-Q for the quarter ended September 27, 1997) included in the SEC Reports, or (ii) incurred in the ordinary course of business consistent with past practice since such date, in each case of clauses (i) and (ii) which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

             SECTION 4.6 Compliance with Applicable Laws. Except as set forth on
Section 4.6 of the Company Disclosure Schedule, (i) the Company and its subsidiaries hold all material permits, licenses and approvals of all Governmental Entities and (ii) the Company and its subsidiaries are in compliance with, and their respective business operations are being conducted in compliance with, all laws, ordinances, orders and regulations of any Governmental Entity, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

             SECTION 4.7 Change of Control. Except as set forth on Section 4.7 of the Company Disclosure Schedule or as provided in Section 2.9, the transactions contemplated by this Agreement will not constitute a "change of control" under, require the consent from or the giving of notice to a third party pursuant to, permit a third party to terminate or accelerate vesting or repurchase rights, or create any other detriment under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound, except where the adverse consequences resulting from such change of control or where the failure to obtain such consents or provide such notices would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

             SECTION 4.8 Litigation. Except as set forth on Section 4.8 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries, individually or in the aggregate, which would have a Material Adverse Effect on the Company or would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement. Except as disclosed in the SEC Reports filed prior to the date of this Agreement, neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, would have a Material Adverse Effect on the Company or would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby.

             SECTION 4.9 Information. None of the information supplied by the Company in writing (other than projections of future financial performance) specifically for inclusion or incorporation by reference in (i) the Offer Documents, (ii) the Proxy Statement, or (iii) any other document to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated by this Agreement (the "Other Filings") will, at the respective times filed with the SEC or other Governmental Entity and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to stockholders, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or the Purchaser in writing specifically for inclusion in the Proxy Statement. Notwithstanding the foregoing, no representation is made by the Company with respect to (i) any forward-looking information which may have been supplied by the Company, whether or not included by Parent or the Purchaser in any Offer Document or in the Proxy Statement or (ii) statements made in any of the foregoing documents based upon information supplied by Parent or the Purchaser.

             SECTION 4.10      Employee Benefit Plans.

                   (a) Section 4.10(a) of the Company Disclosure Schedule includes a complete list of all material employee benefit plans and programs providing benefits to any employee or former employee of the Company and its subsidiaries sponsored or maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries contributes or is obligated to contribute ("Plans"). Without limiting the generality of the foregoing, the term "Plans" includes all employee welfare benefit plans within the meaning of
Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations there-under ("ERISA"), and all employee pension benefit plans within the meaning of Section 3(2) of ERISA.

                   (b) With respect to each Plan, the Company has made available to Parent (to the extent requested) a true, correct and complete copy of: (i) all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the United States Internal Revenue Service (the "IRS"), if any.

                   (c) Except as set forth in Section 4.10(c) of the Company Disclosure Schedule, the Company and each of its subsidiaries has complied, and is now in compliance, in all material respects with all provisions of ERISA, the Code and all laws and regulations applicable to the Plans. Except as set forth in Section 4.10(c) of the Company Disclosure Schedule, with respect to each Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("Qualified Plans"), the IRS has issued a favorable determination letter.

                   (d) All contributions required to be made to any Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, have been timely made or paid in full or, to the extent not required to be made or paid, have been fully reflected in the financial statements of the Company included in the SEC Reports to the extent required under generally accepted accounting principles.

                   (e) Except as set forth on Section 4.10(e) of the Company Disclosure Schedule, no Plan is subject to Title IV or Section 302 of ERISA or
Section 412 or 4971 of the Code. Without limiting the generality of the foregoing, except as set forth on Section 4.10(e) of the Company Disclosure Schedule, no Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA and which is subject to Title IV of ERISA (a "Multiple Employer Plan").

                   (f) There does not now exist, nor do any circumstances exist that would reasonably be expected to result in, any liability under (i) Title IV of ERISA, (ii) Section 302 of ERISA, (iii) Sections 412 and 4971 of the Code,
(iv) the continuation coverage requirements of Section 601 et seq. of ERISA and
Section 4980B of the Code, or (v) corresponding or similar provisions of foreign laws or regulations, other than a liability that arises solely out of, or relate solely to, the Plans, that would be a liability of the Company or any of its subsidiaries following the Effective Time. Without limiting the generality of the foregoing, (i) none of the Company, its subsidiaries nor any ERISA Affiliate of the Company or any of its subsidiaries has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA, (ii) no liability under Title IV or a violation of Section 302 of ERISA has been incurred by the Company that has not been satisfied in full, and no condition exists that presents a material risk to the Company of incurring any such liability, other than liability for premiums due to the Pension Benefit Guar-anty Corporation (which premiums have been paid when due) and for contributions due to a pension plan (which contributions have been paid through the end of 1997), and (iii) no Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Plan ended prior to the Effective Time. An "ERISA Affiliate" means any entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the Company or any of its subsidiaries, or that is a member of the same "controlled group" as the Company or any of its subsidiaries, pursuant to Section 4001(a)(14) of ERISA.

                   (g) There are no pending, threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

             SECTION 4.11      Taxes.

                   (a) The Company and each of its subsidiaries has (i) timely filed all income Tax Returns (as hereinafter defined), and all other material Tax Returns required to be filed by or with respect to it, and all such Tax Returns are true, correct and complete, and (ii) paid or caused to be paid all Taxes (as hereinafter defined) shown as due and payable on such Tax Returns or otherwise due and payable, in the case of Taxes for which no Tax Returns are required or otherwise due and payable, and (iii) made adequate provision in the Company's financial statements for payment of all Taxes anticipated to be payable in respect of all taxable periods or portions thereof ending on or before the date hereof, except where the failures to so file or pay or make adequate provision would not, individually or in the aggregate, have a Material Adverse Effect on the Company. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return of the Company or any of its subsidiaries. Except as set forth on Section 4.11 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries (i) has been a member of a group filing consolidated returns for federal income tax purposes (except for the group of which the Company is the common parent), or
(ii) is a party to a Tax sharing or Tax indemnity agreement or any other agreement of a similar nature that remains in effect. There is no audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by the Company or any of its subsidiaries which would, individually or in the aggregate, have a Material Adverse Effect on the Company. There are no Tax liens upon any of the assets or property of the Company or its subsidiaries, except liens for current Taxes not yet due and payable. As soon as practicable after the public announcement of the execution of this Agreement, the Company will provide Parent with written schedules with respect to income taxes of (i) the taxable years of the Company or any of its subsidiaries as to which the respective statutes of limitations with respect to Taxes have not expired and (ii) with respect to such taxable years, those years for which examinations have been completed, those years for which examinations are presently being conducted, those years for which examinations have not been initiated and those years for which required Tax Returns have not yet been filed.

                   (b) For purposes of this Agreement, the term "Taxes" means all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, transfer, license, payroll, withholding, capital stock and franchise taxes, imposed by the United States or any state, local or foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto. For purposes of this Agreement, the term "Tax Return" means any report, return or other information or document required to be supplied to a taxing authority in connection with Taxes.

             SECTION 4.12      Intellectual Property.

                   (a) Except as would not, individually and in the aggregate, have a Material Adverse Effect on the Company or as set forth in Section 4.12 of the Company Disclosure Schedule, (i) the Company and each of its subsidiaries owns, has the right to acquire or is licensed or otherwise has the right to use (in each case, free and clear of any liens or encumbrances of any kind), all Intellectual Property (as defined below) used in or necessary for the conduct of its business as currently conducted, (ii) no claims are pending or, to the knowledge of the Company, threatened, that the Company or any of its subsidiaries is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property, and (iii) to the knowledge of the Company, no person is infringing on or otherwise violating any right of the Company or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or its subsidiaries.

                   (b) For purposes of this Agreement, "Intellectual Property" shall mean patents, copyrights, trademarks (registered or unregistered), service marks, brand names, trade dress, trade names, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing; and trade secrets and rights in any jurisdiction to limit the use or disclosure thereof by any person.

             SECTION 4.13 Contracts. Each material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound (the "Material Contracts") is valid and binding and in full force and effect, except where failure to be valid and binding and in full force and effect would not have a Material Adverse Effect on the Company, and there are no defaults by the Company or any of its subsidiaries or, to the Company's knowledge, any other party thereto, thereunder, except those defaults that would not have a Material Adverse Effect on the Company.

             SECTION 4.14 Voting Requirements. Assuming that neither Parent nor the Purchaser directly or indirectly beneficially owns any Common Shares other than shares acquired pursuant to and in accordance with the terms of the Offer, the affirmative vote of the holders of a majority of the outstanding Common Shares approving the Merger is the only vote of the holders of any class or series of the Company's capital stock necessary in connection with this Agreement.

             SECTION 4.15 Absence of Certain Changes. Except as disclosed in the SEC Reports filed prior to the date of this Agreement, there has not been, since December 27, 1996, any Material Adverse Effect on the Company or any event that is reasonably expected to have a Material Adverse Effect. Except as disclosed in the SEC Reports filed prior to the date of this Agreement or as set forth in Section
4.15 of the Company Disclosure Schedule, since December 27, 1996, the Company and its subsidiaries have conducted their businesses only in the ordinary course of business consistent with past practices and there has not been, directly or indirectly:

                  (i) any payment or granting by the Company or any of its subsidiaries of any increase in compensation to any director or executive officer of the Company or, except in the ordinary course of business and consistent with past practice or as required under employment agreements in effect as of or prior to the date of this Agreement, any employee of the Company or its subsidiaries;

                  (ii) any granting by the Company or any of its subsidiaries to any such director, executive officer or employee of any increase in severance or termination pay, except as required under employment, severance or termination agreements or plans in effect as of the date of this Agreement;

                  (iii) any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any such director or executive officer, or, except in the ordinary course of business consistent with past practice, employee;

                  (iv) except in the ordinary course of business and consistent with past practice or as required under employment agreements in effect as of or prior to the date of this Agreement, any material adoption or material increase in payments to or benefits under any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any employees of the Company or any of its subsidiaries;

                  (v) any change in accounting methods, principles or practices by the Company or any of its Subsidiaries materially affecting their assets, liabilities or business, except insofar as may have been required by change in generally accepted accounting principles; or

                  (vi) any agreement to do any of the things described in the preceding clauses (i) through (v).

             SECTION 4.16 Rights Agreement. The Company and the Company Board have authorized all necessary action to amend the Rights Agreement (without redeeming the Rights) so that none of the execution or delivery of this Agreement, the making of the Offer, the acquisition of Shares pursuant to the Offer or the consummation of the Merger will (i) cause any Rights issued pursuant to the Rights Agreement to become exercisable or to separate from the stock certificates to which they are attached, (ii) cause Parent, the Purchaser or any of their Affiliates to be an Acquiring Person (as each such term is defined in the Rights Agreement), or (iii) trigger other provisions of the Rights Agreement, including giving rise to a Distribution Date (as such term is defined in the Rights Agreement), and such amendment shall be in full force and effect from and after the date hereof.

             SECTION 4.17 Brokers. Except for the engagement of the Investment Bankers, none of the Company, any of its subsidiaries, or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

             SECTION 4.18 Opinion of Investment Banker. The Company has received the written opinion of the Investment Banker to the effect that, as of the date hereof, the consideration to be received by the holders of Common Shares (other than Parent or any of its affiliates or holders of Dissenting Shares) pursuant to the Offer and the Merger is fair to the Company's stockholders from a financial point of view.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                           OF PARENT AND THE PURCHASER

            Parent and the Purchaser represent and warrant to the Company as follows:

             SECTION 5.1 Organization and Qualification. Each of Parent and the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its state or jurisdiction of incorporation and is in good standing as a foreign corporation in each other jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification and where failure to be in good standing or to so qualify would have a Material Adverse Effect on Parent. The term "Material Adverse Effect on Parent", as used in this Agreement, means any change in or effect on the business, financial condition or results of operations of Parent or any of its subsidiaries that would, individually or in the aggregate, be materially adverse to Parent and its subsidiaries taken as a whole. The Purchaser is a wholly owned subsidiary of Parent formed solely for the purpose of executing this Agreement and consummating the transactions contemplated hereby, and has not, since its formation, conducted any operations or owned any material assets. Parent is a wholly owned subsidiary of Danaher Corporation, a Delaware corporation ("Danaher"). Parent is the holding company for the majority of Danaher's operating subsidiaries and its holdings represent more than 50% of the assets, sales, and profits of Danaher. Parent is not an operating company.

             SECTION 5.2       Authority Relative to this Agreement.

                   (a) Each of Parent and the Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of each of Parent and the Purchaser and no other corporate proceedings on the part of Parent or the

Purchaser are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by each of Parent and the Purchaser and, assuming this Agreement constitutes a valid and binding obligation of the Company, this Agreement constitutes a valid and binding agreement of each of Parent and the Purchaser, enforceable against each of Parent and the Purchaser in accordance with its terms.

                   (b) Other than in connection with, or in compliance with, the provisions of the CGCL with respect to the transactions contemplated hereby, the Exchange Act, the securities laws of the various states and the HSR Act, no authorization, consent or approval of, or filing with, any Governmental Entity is necessary for the consummation by Parent or the Purchaser of the transactions contemplated by this Agreement other than authorizations, consents and approvals the failure to obtain, or filings the failure to make, which would not, in the aggregate, have a Material Adverse Effect on Parent.

             SECTION 5.3 No Violation. Neither the execution or delivery of this Agreement by either Parent or the Purchaser nor the consummation by either Parent or the Purchaser of the transactions contemplated hereby will (i) constitute a breach or violation of any provision of the Certificate of Incorporation or By-Laws of either Parent or the Purchaser or (ii) constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or encumbrance upon any of the properties or assets of Parent, the Purchaser or any of their respective subsidiaries under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which Parent, the Purchaser or any of their respective subsidiaries is a party or by which they or any of their respective properties or assets are bound, other than breaches, violations, defaults, terminations, accelerations or creation of liens and encumbrances which, in the aggregate would not have a Material Adverse Effect on Parent.

             SECTION 5.4 Information. None of the information supplied by Parent or the Purchaser in writing (other than projections of future financial performance) specifically for inclusion or incorporation by reference in (i) the
Schedule 14D-9, (ii) the Proxy Statement, or (iii) the Other Filings will, at the respective times filed with the SEC or other Governmental Entity and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to stockholders, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation is made by the Parent or the Purchaser with respect to statements made in any of the foregoing documents based upon information supplied by the Company.

             SECTION 5.5 Financing. Parent and the Purchaser have on the date hereof and will have at the time of acceptance for payment and purchase of Shares pursuant to the Offer and at the Effective Time, the funds necessary to consummate the Offer and the Merger and the transactions contemplated thereby on a timely basis in accordance with this Agreement.

                                   ARTICLE VI

                                    COVENANTS

             SECTION 6.1 Conduct of Business of the Company. Except as contemplated by this Agreement or as expressly agreed to in writing by Parent, during the period from the date of this Agreement to the Effective Time, the Company will, and will cause each of its subsidiaries to, conduct its operations according to its ordinary and usual course of business and consistent with past practice and will use its reasonable efforts, and will cause each of its subsidiaries to use its reasonable efforts, to preserve intact the business organization of the Company and each of its subsidiaries, to keep available the services of its and their present officers and key employees, and to preserve the good will of those having business relationships with it. Without limiting the generality of the foregoing, and except as (w) otherwise expressly provided in this Agreement, (x) required by law, (y) previously disclosed to Parent in the Company's 1998 operating budget, or (z) set forth on Section 6.1 of the Company Disclosure Schedule, prior to the Effective Time, the Company will not, and will cause its subsidiaries not to, without the prior written consent of Parent (which consent shall not be unreasonably withheld):

                  (i) except with respect to annual bonuses made in the ordinary course of business consistent with past practice, adopt or amend in any material respect any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, pension, retirement, employment or other employee benefit agreement, trust, plan or other arrangement for the benefit or welfare of any director, officer or employee of the Company or any of its subsidiaries or increase in any manner the compensation or fringe benefits of any director, officer or employee of the Company or any of its subsidiaries or pay any benefit not required by any existing agreement or place any assets in any trust for the benefit of any director, officer or employee of the Company or any of its subsidiaries (in each case, except with respect to employees, non-executive officers and directors in the ordinary course of business consistent with past practice);

                  (ii) incur any indebtedness for borrowed money (other than under existing lines of credit) or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect wholly owned subsidiary of the Company;

                  (iii) expend funds for capital expenditures in excess of $4,000,000 per fiscal quarter, including amounts reflected in the Company's 1998 operating budget;

                  (iv) sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets other than immaterial properties or assets (or immaterial portions of properties or assets), except in the ordinary course of business consistent with past practice;

                  (v) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock (except
      (A) as contemplated by the Rights Agreement, (B) for dividends paid by subsidiaries to the Company with respect to capital stock and (C) for regular quarterly dividends not to exceed $.03 per quarter), (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (vi) authorize for issuance, issue, deliver, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights) (other than issuances upon exercise of Options outstanding on the date hereof pursuant to the Stock Plans or the Rights Agreement);

                  (vii) amend its Restated Articles of Incorporation, By-Laws or equivalent organizational documents or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any material subsidiary of the Company;

                  (viii) make or agree to make any acquisition of assets which is material to the Company and its subsidiaries, taken as a whole, except for (x) purchases of inventory, supplies and material in the ordinary course of business or (y) pursuant to purchase orders entered into in the ordinary course of business which do not call for payments in excess of $1,000,000 per annum;

                  (ix) settle or compromise any shareholder derivative suits arising out of the transactions contemplated hereby or any other litigation (whether or not commenced prior to the date of this Agreement) or settle, pay or compromise any claims not required to be paid, individually in an amount in excess of $1,000,000, other than in consultation and cooperation with Parent, and, with respect to any such settlement, with the prior written consent of Parent, which consent shall not be unreasonably withheld;

                  (x) make any material Tax election or settle or compromise any material Tax liability (whether with respect to amount or timing); or

                  (xi) except in the ordinary course of business, modify, amend or terminate any Material Contract or waive or release or assign any material rights or claims.

             SECTION 6.2 Access to Information. From the date of this Agreement until the Effective Time, the Company will, and will cause its subsidiaries, and each of their respective officers, directors, employees, counsel, advisors and representatives (collectively, the "Company Representatives") to, give Parent and the Purchaser and their respective officers, employees, counsel, advisors and representatives (collectively, the "Parent Representatives") reasonable access, upon reasonable notice and during normal business hours, to the offices and other facilities and to the books and records of the Company and its subsidiaries and will cause the Company Representatives and the Company's subsidiaries to furnish Parent, the Purchaser and the Parent Representatives with such financial and operating data and such other information with respect to the business and operations of the Company and its subsidiaries as Parent and the Purchaser may from time to time reasonably request. Parent and the Purchaser agree that any information furnished pursuant to this Section 6.2 will be subject to the provisions of the letter agreement dated January 9, 1998 between Parent and the Company the ("Confidentiality Agreement").

             SECTION 6.3       Efforts.

                   (a) Subject to the terms and conditions herein provided for, and subject to Section 6.10 hereof, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable best efforts to obtain all necessary opinions, waivers, consents and approvals and effect all necessary registrations and filings. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Without limiting the foregoing, each of the Company, Parent and the Purchaser shall, and the Company shall cause each of its subsidiaries to, make all necessary filings with Governmental Entities as promptly as practicable in order to facilitate prompt consummation of the transactions contemplated by the Offer and this Agreement. In addition, each of Parent, the Purchaser and the Company will use its reasonable best efforts (including, without limitation, payment of any required fees) and will cooperate fully with each other to (i) comply as promptly as practicable with all governmental requirements applicable to the transactions contemplated by the Offer and this Agreement, including the making of all filings necessary or proper under applicable laws and regulations to consummate and make effective the transactions contemplated by the Offer and this Agreement, including, but not limited to, cooperation in the preparation and filing of the Offer Documents, the Schedule 14D-9 and any actions or filings related thereto, the Proxy Statement or other foreign filings and any amendments to any thereof, and (ii) obtain promptly all consents, waivers, approvals, authorizations or permits of, or registrations or filings with or notifications to (any of the foregoing being a "Consent"), any Governmental Entity necessary for the consummation of the transactions contemplated by the Offer and this Agreement. Subject to the Confidentiality Agreement, Parent and the Company shall furnish to one and other (and to the Purchaser) such necessary informa-tion and reasonable assistance as Parent, the Purchaser or the Company may reasonably request in connection with the foregoing. In addition, if at any time prior to the Effective Time any event or circumstance relating to either the Company or Parent or the Purchaser or any of their respective subsidiaries, should be discovered by the Company or Parent, as the case may be, and which should be set forth in an amendment to the Offer Documents or Schedule 14D-9, the discovering party will promptly inform the other party of such event or circumstance.

                   (b) Without limiting Section 6.3(a), Parent, the Purchaser and the Company shall each (i) promptly make or cause to be made the filings required of such party under the HSR Act with respect to the Offer and the Merger; (ii) take any and all steps necessary to avoid or eliminate each and every impediment under any antitrust, competition, or trade regulation law that may be asserted by any Governmental Entity with respect to the Offer or the Merger so as to enable consummation thereof to occur as soon as reasonably possible, including without limitation, proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such assets or businesses of Parent, the Purchaser or the Company as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding, which would otherwise have the effect of preventing or delaying consummation of the Offer or the Merger; and (iii) use its best efforts to avoid the entry of, or to have vacated or terminated, any decree, order, or judgment that would restrain, prevent or delay the consummation of the Offer or the Merger, including without limitation defending through litigation on the merits any claim asserted in any court by any party. Each party hereto shall promptly notify the other parties of any communication to that party from any Governmental Entity and permit the other parties to review in advance any proposed communication to any Governmental Entity. Parent and the Company shall not (and shall cause their respective affiliates and representatives not to) agree to participate in any meeting with any Governmental Entity in respect of any filings, investigation or other inquiry unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat. Subject to the Confidentiality Agreement, each of the parties hereto will coordinate and cooperate fully with the other parties hereto in exchanging such information and providing such assistance as such other parties may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods under the HSR Act or in connection with other Consents. Each of the Company, Parent and the Purchaser agrees to respond promptly to and comply fully with any request for additional information or documents under the HSR Act. Subject to the Confidentiality Agreement, the Company will provide Parent and the Purchaser, and Parent and the Purchaser will provide the Company, with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any Governmental Entity or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

             SECTION 6.4 Public Announcements. The Company, on the one hand, and Parent and the Purchaser, on the other hand, agree to consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to the Offer, the Merger and the other transactions contemplated hereby, agree to provide to the other party for review a copy of any such press release or statement, and shall not issue any such press release or make any such public statement prior to such consultation and review, unless required by applicable law or any listing agreement with a securities exchange.

             SECTION 6.5       Employee Benefit Arrangements.

                   (a) Parent agrees that the Company will honor, and, from and after the Effective Time, Parent will cause the Surviving Corporation to honor, in accordance with their respective terms as in effect on the date hereof, the employment, severance and bonus agreements and arrangements to which the Company is a party which are set forth on Sections 4.7 and 6.5 of the Company Disclosure Schedule.

                   (b) Parent agrees that (i) for a period of two years following the Effective Time, the Surviving Corporation shall provide employees of the Company and its subsidiaries (A) compensation (including bonus and incentive awards) programs and plans and (B) employee benefit and welfare plans, programs, contracts, agreements and policies (including insurance and pension plans), fringe benefits and vacation policies which are not materially less favorable in the aggregate to such employee than those generally in effect on the date of this Agreement with respect to similarly situated employees of the Company. While nothing in the foregoing sentence shall require Parent or the Surviving Corporation to maintain any stock option or other stock incentive plan using Company Shares following the Effective Time, it is understood that if Parent or the Purchaser or any affiliate of Parent maintains a stock option or other stock incentive plan, employees of the Company shall be considered for participation in such plan or plans following the Effective Time on a basis no less favorable than the participation of employees of Parent and its affiliates with comparable positions.

             SECTION 6.6       Indemnification; Directors' and Officers'
                               Insurance.

                   (a) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless the present and former officers, directors, employees and agents of the Company and its subsidiaries (the "Indemnified Parties") against all losses, claims, damages, expenses or liabilities arising out of or related to actions or omissions or alleged actions or omissions occurring at or prior to the Effective Time (i) to the full extent permitted by California law or, if the protections afforded thereby to an Indemnified Person are greater, (ii) to the same extent and on the same terms and conditions (including with respect to advancement of expenses) provided for in the Company's Restated Articles of Incorporation and By-Laws and agreements (including indemnification agreements to which directors or officers of the Company or its subsidiaries are parties) in effect at the date hereof and identified in Section 6.6 of the Company Disclosure Schedule (to the extent consistent with applicable law), which provisions and agreements will survive the Merger and continue in full force and effect after the Effective Time. Without limiting the foregoing, (i) Parent shall, and shall cause the Surviving Corporation to, periodically advance reasonable legal and other expenses (including of counsel selected by the Indemnified Party and reasonably acceptable to Parent) as incurred by an Indemnified Party with respect to the foregoing to the full extent permitted under applicable law, and (ii) any determination required to be made with respect to whether an Indem-nified Party shall be entitled to indemnification shall, if requested by such Indemnified Party, be made by independent legal counsel selected by the Surviving Corporation and reasonably satisfactory to such Indemnified Party. Notwithstanding the foregoing, Parent shall not, in connection with any one action or proceeding for which it is obligated to indemnify the Indemnified Parties hereunder or separate but substantially similar actions or proceedings arising out of the same general allegations be liable for fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all Indemnified Parties (except in the event that one or more of the Indemnified Parties shall have an actual or potential conflict of interest that would make it reasonably advisable to retain separate counsel). Parent shall be entitled to participate in the defense of any such action or proceeding and counsel selected by the Indemnified Party shall, to the extent consistent with their professional responsibilities, cooperate with Parent and any counsel designated by Parent.

                   (b) Parent agrees that the Company, and, from and after the Effective Time, the Surviving Corporation, shall cause to be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company; provided that the Surviving Corporation may substitute therefor other policies of at least the same coverage amounts and which contain terms and conditions not less advantageous to the beneficiaries of the current policies and provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and provided, further, that the Surviving Corporation shall not be required to pay an annual premium in excess of 250% of the last annual premium paid by the Company prior to the date hereof and if the Surviving Corporation is unable to obtain the insurance required by this Section 6.6(b) it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

                   (c) Parent shall guarantee the obligations of the Surviving Corporation under this Section 6.6.

                   (d) This Section 6.6 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of Parent and the Surviving Corporation, and shall be enforceable by the Indemnified Parties.

             SECTION 6.7 Notification of Certain Matters. Parent and the Company shall promptly notify each other of (i) the occurrence or non-occurrence of any fact or event which would be reasonably likely (A) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (B) to cause any covenant, condition or agreement under this Agreement not to be complied with or satisfied and (ii) any failure of the Company, Parent or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder. Each of the Company, Parent and the Purchaser shall give prompt notice to the other parties hereof of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

             SECTION 6.8 Rights Agreement. Subject to the provisions of Sections
4.16 and 6.10, the Company covenants and agrees that it will not (i) redeem the Rights, (ii) amend the Rights Agreement, or (iii) take any action which would allow any Person (as defined in the Rights Agreement) other than Parent or the Purchaser to acquire beneficial ownership of 10% or more of the Common Shares without causing a Distribution Date (as such term is defined in the Rights Agreement) to occur.

             SECTION 6.9 State Takeover Laws. The Company shall, upon the request of the Purchaser, take all reasonable steps to assist in any challenge by the Purchaser to the validity or applicability to the transactions contemplated by this Agreement, including the Offer and the Merger, of any state takeover law.

             SECTION 6.10 No Solicitation. (a) The Company represents and warrants to, and covenants and agrees with, Parent and Purchaser that neither the Company nor any of its subsidiaries has any agreement, arrangement or understanding with any potential third party acquiror that, directly or indirectly, would be violated, or require any payments, by reason of the execution, delivery and/or consummation of this Agreement. The Company shall, and it shall cause its subsidiaries and its and their officers, directors, employees, investment bankers, attorneys and other agents and representatives to, immediately cease any existing discussions or negotiations with any person other than Parent or Purchaser (a "Third Party") heretofore conducted with respect to any Acquisition Transaction (as hereinafter defined). The Company shall not, and it shall cause its subsidiaries and its and their officers, directors, employees, investment bankers, attorneys and other agents and representatives not to, directly or indirectly, (w) solicit, initiate, continue, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries, proposals or offers from any Third Party with respect to, or that could reasonably be expected to lead to, any acquisition or purchase of a material portion of the assets (other than in the ordinary course of business) or business of, or any significant equity interest in (including by way of a tender offer), or any merger, consolidation or business combination with, or any recapitalization or restructuring, or any similar transaction involving, the Company or any of its subsidiaries (the foregoing being referred to collectively as an "Acquisition Transaction"), or (x) negotiate, explore or otherwise communicate in any way with any Third Party with respect to any Acquisition Transaction, (y) enter into, approve or recommend any agreement, arrangement or understanding requiring the Company to abandon, terminate or fail to consummate the Offer and/or the Merger or any other transaction contemplated hereby, or (z) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by the Company Board of the Offer, the Merger or this Agreement; provided, however, that nothing herein shall prevent the Company Board from taking, and disclosing to the Company's shareholders, a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with respect to any tender offer. The Company will promptly notify Parent of the receipt of any proposal relating to an Acquisition Transaction. Notwithstanding anything to the contrary in the foregoing, the Company may, in response to an unsolicited written proposal with respect to an Acquisition Transaction involving the acquisition of all of the Shares (or all or substantially all of the assets of the Company and its subsidiaries) from a Third Party (i) furnish or disclose non-public information to such Third Party and (ii) negotiate, explore or otherwise communicate with such Third Party, in each case only if (a) after being advised (x) by its outside counsel with respect to its fiduciary obligations and (y) with respect to the financial terms of any such proposed Acquisition Transaction, the Board of Directors of the Company determines in good faith by a majority vote that taking such action is necessary in the exercise of its fiduciary obligations under applicable law (the proposal with respect to an Acquisition Transaction meeting the requirements of this clause
(a), a "Superior Proposal") and (b) prior to furnishing or disclosing any non-public information to, or entering into discussions or negotiations with, such Third Party, the Company receives from such Third Party an executed confidentiality agreement (which the Company is hereby expressly permitted to negotiate with such party) with terms no less favorable in the aggregate to Company than those contained in the Confidentiality Agreement, but which confidentiality agreement shall not provide for any exclusive right to negotiate with the Company or any payments by the Company and need not contain any "standstill" or similar provisions. In addition, the Company Board may approve or recommend (and, in connection therewith withdraw or modify its approval or recommendation of the Offer, this Agreement or the Merger) a Superior Proposal and may terminate this Agreement solely to enter into a definitive agreement with respect to a Superior Proposal provided, however, that Company shall not, and shall cause its affiliates not to, enter into a definitive agreement with respect to a Superior Proposal unless the Company concurrently terminates this Agreement in accordance with the terms hereof and pays any Termination Fee required under Section 8.3(b) and agrees to pay any other amounts required under such Section 8.3(b).

                   (b) The Company shall promptly (but in any event within one business day of the Company becoming aware of same) advise Parent of the receipt by the Company, any of its subsidiaries or any of the Company's bankers, attorneys or other agents or representatives of any written inquiries or proposals relating to an Acquisition Transaction and any actions taken pursuant to Section 6.10(a), and shall promptly (but in any event within one business day of the Company becoming aware of same) provide Parent with a copy of any such written inquiry or proposal. The Company shall keep Parent reasonably informed of the status and content of and material developments (including the calling of meetings of the Company Board to take action with respect to such Acquisition Transaction) with respect to any discussions regarding any Acquisition Transaction with a Third Party. The Company agrees that it will not enter into any agreement with respect to a Superior Proposal unless and until Parent has been given notice of the identity of the parties making such Superior Proposal, the material terms thereof and material developments referred to in the preceding sentence at least two business days prior to the entering into such agreement.

             SECTION 6.11 Parent Agreements. Whenever this Agreement requires the Purchaser to take any action, such requirement will be deemed to include an undertaking on the part of Parent to cause the Purchaser to take such action, and Parent agrees to cause the Purchaser to otherwise comply with all of its obligations under this Agreement. Parent hereby covenants and agrees to duly incorporate the Purchaser under the laws of the State of California before the close of business, Los Angeles time, on Tuesday, February 3, 1998. Parent further agrees to cause the Purchaser, on or before February 3, 1998, to execute a written instrument reasonably acceptable to the Company pursuant to which the Purchaser agrees to be bound by the provisions hereby and to perform all of its obligations hereunder as though it were a party hereto, it being understood that any actions contemplated hereby (and representations and warranties made herein) which are to be taken (or made) by the Purchaser shall not be taken (or made) prior to the time the Purchaser executes such written instrument. The Company and Parent agree that upon execution of such written instrument by the Purchaser, the Purchaser, shall for all purposes be considered a party to this Agreement, and the Company and Parent further agree that, notwithstanding the fact that the Purchaser will not have executed this Agreement on the date hereof, this Agreement is for all purposes a valid and binding agreement of each of the Company and Parent.

                                   ARTICLE VII

                   CONDITIONS TO CONSUMMATION OF THE MERGER

             SECTION 7.1 Conditions. The respective obligations of Parent, the Purchaser and the Company to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following conditions:

                   (a) Stockholder Approval. The stockholders of the Company shall have duly approved the transactions contemplated by this Agreement, if required by applicable law or the Restated Certificate of Incorporation of the Company.

                   (b) Purchase of Common Shares. If, and only if, the Minimum Condition shall have been satisfied prior to the Expiration Date, the Purchaser shall have accepted for payment and paid for Common Shares in an amount sufficient to meet the Minimum Condition and otherwise pursuant to the Offer in accordance with the terms hereof; provided, however, that this condition shall be deemed to be satisfied with respect to the obligation of Parent and the Purchaser to effect the Merger if the Purchaser fails to accept for payment or pay for Common Shares pursuant to the Offer in violation of the terms of the Offer or of this Agreement.

                   (c) Injunctions; Illegality. No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or other Governmental Entity which prohibits the consummation of the Merger; provided, however, that the Company, Parent and the Purchaser shall use their reasonable best efforts to have any such order, decree or injunction vacated.

                   (d) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the Merger shall have expired or terminated.

             SECTION 7.2 Conditions to Obligations of Parent. In the event the Offer shall not have been consummated, the obligations of Parent to effect the Merger shall be further subject to the following conditions:

                   (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date; provided, however, that, with respect to representations and warranties other than Sections 4.2 and
4.3 or the first sentence of Section 4.15 and representations and warranties otherwise qualified by Material Adverse Effect on the Company, for purposes of this Section 7.2, such representations and warranties and statements shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties and statements to be so true and correct, individually or in the aggregate, would result in a Material Adverse Effect with respect to the Company. Parent shall have received a certificate signed on behalf of the Company by the chief financial officer of the Company to the effect set forth in this paragraph.

                   (b) Performance of Obligations of the Company. The Company shall have performed the obligations required to be performed by it under this Agreement at or prior to the Closing Date, except for such failures to perform as have not had or would not, individually or in the aggregate, have a Material Adverse Effect on the Company or materially adversely affect the ability of the Company to consummate the transactions contemplated hereby.

                   (c) Consents, etc. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties set forth in Section 4.3 of the Company Disclosure Schedule shall have been obtained.

             SECTION 7.3 Conditions to Obligation of the Company. In the event the Offer shall not have been consummated, the obligation of the Company to effect the Merger is further subject to the following conditions:

                   (a) Representations and Warranties. The representations and warranties of Parent and the Purchaser set forth in this Agreement shall be true and correct in all respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, provided, that, for purposes of this Section 7.3, with respect to representations and warranties other than Section 5.2 and the representations and warranties otherwise qualified by Material Adverse Effect on Parent, such representations and warranties shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would result in a Material Adverse Effect on Parent. The Company shall have received certificates signed on behalf of Parent, respectively, by the chief executive officer of Parent and the Purchaser, respectively, to the effect set forth in this paragraph.

                   (b) Performance of Obligations of Parent and the Purchaser. Each of Parent and the Purchaser shall have performed the obligations required to be performed by it under this Agreement at or prior to the Closing Date (except for such failures to perform as have not had or could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Parent or adversely affect the ability of Parent or the Purchaser to consummate the transactions herein contemplated or perform its obligations hereunder).

                                  ARTICLE VIII

                         TERMINATION; AMENDMENTS; WAIVER

             SECTION 8.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company (with any termination by Parent also being an effective termination by the Purchaser):

                   (a) by the mutual written consent of Parent and the Company, by action of their respective Boards of Directors;

                   (b) by the Company if the Company is not in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement and if (i) Parent or the Purchaser fails to commence the Offer as provided in Section 1.1, or (ii)(x) at or at any time following the initial Expiration Date as it may be extended pursuant to the terms hereof, the Minimum Condition shall have been satisfied and all other conditions to the Offer shall have been satisfied or waived in accordance with the terms hereof and (y) Parent or the Purchaser shall not have accepted for payment and paid for Common Shares pursuant to the Offer in accordance with the terms hereof and thereof;

                   (c) by Parent or the Company if the Merger shall not have been consummated on or before June 30, 1998; provided, however, that neither Parent nor the Company may terminate this Agreement pursuant to this Section 8.1(c) if such party shall have materially breached this Agreement; and provided, further, that Parent may not terminate this Agreement pursuant to this
Section 8.1(c) if the Offer shall have theretofore been consummated;

                   (d) by Parent or the Company if any court of competent jurisdiction in the United States or other United States Governmental Entity has issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement shall have used its reasonable best efforts to remove or lift such order, decree, ruling or other action;

                   (e) by the Company if, prior to the acceptance for payment of Common Shares pursuant to the Offer,(i) there shall have occurred, on the part of Parent or Purchaser, a material breach of any representation or warranty, covenant or agreement contained in this Agreement which is not curable or (ii) the Company (A) to the extent permitted by Section 6.10, enters into a definitive agreement with respect to a Superior Proposal and (B) concurrently pays any Termination Fee and the other amounts required under Section 8.3(b);

                   (f) by Parent if the Company breaches its covenant in Section 6.8, provided, however, that such breach occurs prior to the time that designees of Parent constitute a majority of the Company Board pursuant to Section 1.3; or

                   (g) by Parent, prior to the purchase of Common Shares pursuant to the Offer, if (i) there shall have occurred, on the part of the Company, a breach of any representation, warranty, covenant or agreement contained in this Agreement which (except in the case of a breach of the representations and warranties in Section 4.2, Section 4.3 or the first sentence of Section 4.15) individually, or in the aggregate if not cured would be reasonably likely to have a Material Adverse Effect on the Company and which is not curable or (ii) the Company Board shall have withdrawn or modified (including by amendment of the Schedule 14D-9) in a manner adverse to the Purchaser its approval or recommendation of the Offer, this Agreement or the Merger, shall have approved or recommended Superior Proposal, or shall have resolved to effect any of the foregoing.

             SECTION 8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, other than the provisions of the last sentence of Section 6.2 and the provisions of this Section 8.2 and Section 8.3, which shall survive any such termination. Nothing contained in this Section 8.2 shall relieve any party from liability for any breach of this Agreement.

             SECTION 8.3       Fees and Expenses.

                   (a) Whether or not the Merger is consummated, except as otherwise specifically provided herein, all costs and expenses incurred in connection with the Offer, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

                   (b) In the event that this Agreement is terminated pursuant to Section 8.1(e)(ii), 8.1(f) or 8.1(g)(ii), then the Company shall promptly pay all documented fees and expenses of Parent and the Purchaser related to this Agreement, the transactions contemplated hereby and any related financing (subject to a maximum of $2.0 million), and in the event this Agreement is terminated pursuant to 8.1(e) (ii) or 8.1(g)(ii), then the Company shall promptly pay Parent a termination fee of $15 million (the "Termination Fee"), provided that in no event shall more than one Termination Fee be payable by the Company.

                   (c) in the event that (i) any person shall have publicly disclosed a proposal regarding an Acquisition Transaction and (ii) following such disclosure (and provided that neither Parent nor the Purchaser is in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement), either (x) June 30, 1998 occurs without
(A) the Minimum Condition being satisfied (other than as a result of a material breach hereof by Parent or the Purchaser that has not been cured) or (B) the Company's stockholders having approved and adopted the Merger Agreement or (y) the Agreement is terminated pursuant to Sections 8.1(f) or 8.1(g)(ii), and (iii) not later than six months after any such termination the Company shall have entered into an agreement for an Acquisition Transaction, or an Acquisition Transaction shall have been consummated, then the Company shall promptly, but in no event later than immediately prior to, and as a condition of, entering into such definitive agreement, or, if there is no such definitive agreement then immediately upon consummation of the Acquisition

Transaction, pay Parent a Termination Fee of $15 million which amount shall be payable by wire transfer of same day funds to an account designated by the Parent.

                   (d) The prevailing party in any legal action undertaken to enforce this Agreement or any provision hereof shall be entitled to recover from the other party the costs and expenses (including attorneys' and expert witness fees) incurred in connection with such action.

             SECTION 8.4 Amendment. Subject to Section 1.3(c), this Agreement may be amended by the Company, Parent and the Purchaser at any time before or after any approval of this Agreement by the stockholders of the Company but, after any such approval, no amendment shall be made which decreases the Merger Price or which adversely affects the rights of the Company's stockholders hereunder without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

             SECTION 8.5 Extension; Waiver. Subject to Section 1.3(c), at any time prior to the Effective Time, Parent and the Purchaser, on the one hand, and the Company, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties contained herein of the other or in any document, certificate or writing delivered pursuant hereto by the other, or
(iii) waive compliance by the other with any of the agreements or conditions. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                                  MISCELLANEOUS

             SECTION 9.1 Non-Survival of Representations and Warranties. The representations and warranties made in this Agreement shall not survive beyond the Effective Time. Notwithstanding the foregoing, the agreements set forth in
Section 2.9, Section 3.2, the last sentence of Section 6.2, Section 6.5 and
Section 6.6 shall survive the Effective Time indefinitely (except to the extent a shorter period of time is explicitly specified therein).

             SECTION 9.2       Entire Agreement; Assignment.

                   (a) This Agreement (including the documents and the instruments referred to herein) and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

                   (b) Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party (except that Parent may assign its rights and the Purchaser may assign its rights, interest and obligations to any affiliate or direct or indirect subsidiary of Parent without the consent of the Company provided that no such assignment shall relieve Parent of any liability for any breach by such assignee).
Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

             SECTION 9.3 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

             SECTION 9.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or telecopier to the respective parties as follows:

            If to Parent or the Purchaser:

            DH Holdings Corp.
            1250 24th Street, N.W.
            Washington, D.C.  20037

            Attention:  General Counsel
            Telecopier Number:  (202) 828-0860

            with a copy to:

            Skadden, Arps, Slate, Meagher & Flom LLP
            919 Third Avenue
            New York, New York  10022

            Attention:  Eric J. Friedman, Esq.
            Telecopier Number:  (212) 735-2000

            If to the Company:

            Pacific Scientific Company
            620 Newport Center Drive
            Newport Beach, California 92660

            Attention:  Lester Hill
            Telecopier Number:  (714) 720-1083

            with a copy to:

            Wachtell, Lipton, Rosen & Katz
            51 West 52nd Street
            New York, New York  10019

            Attention:  Adam O. Emmerich, Esq.
            Telecopier Number:  (212) 403-2000
            and a copy to:

            Paul, Hastings, Janofsky & Walker LLP
            695 Town Center Drive, 17th Floor
            Costa Mesa, California  92816

            Attention:  William J. Simpson, Esq.
            Telecopier Number:  (714) 979-1921

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above; provided that notice of any change of address shall be effective only upon receipt thereof.

             SECTION 9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

             SECTION 9.6 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

             SECTION 9.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

             SECTION 9.8 Parties in Interest. Except with respect to Sections 2.9, 6.5 and 6. 6 (which are intended to be for the benefit of the persons identified therein, and may be enforced by such persons), this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

             SECTION 9.9       Certain Definitions.  As used in this
Agreement:

                   (a) the term "affiliate," as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise;

                   (b) the term "Person" or "person" shall include individuals, corporations, partnerships, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange
Act); and

                   (c) the term "Subsidiary" or "subsidiaries" means, with respect to Parent, the Company or any other person, any corporation, partnership, joint venture or other legal entity of which Parent, the Company or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than 50% of the vote for the election of the board of directors or other governing body of such corporation or other legal entity.

             SECTION 9.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

            IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.

                                       DH HOLDINGS CORP.

                                       By:  /s/ Patrick W. Allender
                                      Name: Patrick W. Allender
                                     Title: Vice President

                                       ACC ACQUISITION CORP.

                                       By:
                                      Name:
                                     Title:

                                       PACIFIC SCIENTIFIC COMPANY

                                       By:  /s/ Lester Hill
                                      Name: Lester Hill
                                     Title: Chairman and Chief Executive
                                            Officer

                                                                         ANNEX I

            Conditions to the Offer. Notwithstanding any other provisions of the Offer, the Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) promulgated under the Exchange Act, pay for any tendered Shares and may terminate or, subject to the terms of the Merger Agreement, amend the Offer, if
(i) there shall not be validly tendered and not properly withdrawn prior to the Expiration Date that number of Shares which represents at least 90% of the total number of outstanding Shares on the date of purchase (not taking into account the Rights) (the "Minimum Condition"), (ii) any applicable waiting period under the HSR Act or under any applicable foreign statutes or regulations shall not have expired or been terminated prior to the Expiration Date, or (iii) at any time on or after the date of the Merger Agreement and prior to the time of acceptance for payment or payment for any Shares, any of the following events shall occur:

                   (a) an order shall have been entered in any action or proceeding before any United States federal or state court or governmental agency or other United States regulatory or administrative agency or commission (an "Order"), or a preliminary or permanent injunction by a United States court of competent jurisdiction shall have been issued and remain in effect (an "Injunction"), which, in either case, would have the effect of (i) making the purchase of, or payment for, some or all of the Shares pursuant to the Offer or Merger Agreement illegal, (ii) otherwise preventing consummation of the Offer or Merger, or (iii) imposing material limitations on the ability of the Purchaser or Parent effectively to exercise full rights of ownership of the Shares, including the right to vote the Shares purchased by it on all matters properly presented to the shareholders of the Company; provided, however, that in order to invoke this condition, Parent and the Purchaser shall have used their best efforts to prevent such Order or Injunction or ameliorate the effects thereof; and provided, further, that, if the Order or Injunction is a temporary restraining order or preliminary injunction of a court of competent jurisdiction, the Purchaser may not, by virtue of this condition alone amend or terminate the Offer, but may only extend the Offer and thereby postpone acceptance for payment or purchase of Shares; or

                   (b) there shall have been any United States or foreign federal or state statute, rule or regulation enacted or promulgated after the date of the Offer that would reasonably be expected to result in any of the material adverse consequences referred to in paragraph (a) above; or

                   (c) there shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities on the New York Stock Exchange, (ii) a declaration of a general banking moratorium or any suspension of payments in respect of banks in the United States, (iii) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States (other than in connection with actual or potential United States military activities in the Republic of Iraq as have been generally discussed in print and other news media during the four weeks preceding the date hereof), (iv) any limitation by any United States Governmental Entity on the extension of credit generally to banks and other financial institutions, or (v)
     in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof; or

                   (d) the Company shall have breached or failed to perform in any material respect any of its obligations, covenants or agreements contained in the Merger Agreement or any of the representations and warranties of the Company set forth in the Merger Agreement that are (i) qualified as to materiality or Material Adverse Effect or (ii) are set forth in Sections 4.2 and 4.3 or the first sentence of Section 4.15 of the Merger Agreement shall not be true and correct or any such representations and warranties that are not so qualified as to materiality or Material Adverse Effect shall not be true in any material respect, in each case as if made at such time or

                   (e) the Merger Agreement shall have been terminated in accordance with its terms; or

                   (f) the Company Board shall have publicly withdrawn or modified in any manner adverse to the Purchaser its recommendation that shareholders accept the Offer.

            The foregoing conditions (including those set forth in clauses (i) and (ii) of the initial paragraph) are for the benefit of Parent and the Purchaser and may be asserted by Parent or the Purchaser regardless of the circumstances giving rise to any such conditions and, except for the Minimum Condition, which may not be waived without the prior written consent of the Company, may be waived by Parent or the Purchaser, in whole or in part, at any time and from time to time, in their reasonable discretion, in each case, subject to the terms of the Merger Agreement. The failure by Parent or the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

            The capitalized terms used in this Annex I shall have the meanings set forth in the Agreement to which it is annexed, except that the term "Merger Agreement" shall be deemed to refer to the Agreement to which this Annex I is appended.

                                                                      Exhibit 35



                       FIRST AMENDMENT TO RIGHTS AGREEMENT

            This First Amendment (the "Amendment"), dated as of this 31st day of January, 1998, amends the Rights Agreement (the "Rights Agreement"), dated as of December 21, 1997 by and between Pacific Scientific, a California corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent"). All terms not otherwise defined herein shall have the meaning given such terms in the Rights Agreement.

            WHEREAS, the Board of Directors of the Company has approved and adopted an Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 31, 1998, by and among DH Holdings Corp., a Delaware corporation ("Parent"), ACC Acquisition Corp. a California corporation and a wholly-owned subsidiary of Parent and the Company;

            WHEREAS, the Merger Agreement contemplates certain amendments to the Rights Agreement; and

            WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may, subject to certain limitations, amend the Rights Agreement without the approval of any holders of Right Certificates.

            NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the Company and the Rights Agent hereby agree as follows:

             1.    Amendment.

             (a) Section 1(a) of the Rights Agreement is hereby amended by adding the following at the end of the first sentence thereof:

            ", or DH Holdings Corp., a Delaware corporation ("Parent"), or any Affiliate of Parent, provided, however, that for purposes of this Agreement, Associates of Parent or its Affiliates shall not be deemed to beneficially own any shares of Common Stock which are beneficially owned by Parent or its Affiliates".

             (b) Clause (ii) of Section 3(a) of the Rights Agreement is hereby amended by adding the following to the end of each of the second and third parenthetical clauses therein:

            ", or Parent or any Affiliate or Associate of Parent".

             (c) Clause (i) of Section 7(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

            "(i) the earlier of the Close of Business on December 19, 2007 and immediately prior to the Effective Time (as defined in the Agreement and Plan of Merger, dated as of January 31, 1998, by and among Parent, ACC Acquisition Corp., a California corporation and a wholly-owned subsidiary of Parent, and the Company (the "Merger Agreement")) (the "Final
            Expiration Date"),".

             (d) Clause (iv) of Section 25(a) of the Rights Agreement is hereby amended by adding the following at the end thereof:

            "other than pursuant to the Merger Agreement,".

             2.    Miscellaneous.

             (a) Choice of Law. This Amendment shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

             (b) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

             (c) Severability. If any term or provision of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms and provisions of this Amendment shall in no way be affected, impaired or invalidated.

             (d) Existing Terms. The existing terms and conditions of the Rights Agreement shall remain in full force and effect except as such terms and conditions are specifically amended or conflict with the terms of this Amendment.

             (e) Effective Date. This Amendment shall be effective on the date hereof, provided, however, that if the Merger Agreement is terminated in accordance with its terms, then this Amendment shall immediately and without any further action by the Company, the Rights Agent or any other Person, be rescinded in full and the Rights Agreement shall immediately, and without any further action by the Company, the Rights Agent or any other Person, be reinstated to its terms and conditions as in effect prior to the execution hereof by the Company and the Rights Agent.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer on the day and year first above written.

Attest:                                PACIFIC SCIENTIFIC COMPANY

By:    /s/ Winston E. Hickman          By:    /s/ Lester Hill
Name:  Winston E. Hickman              Name:  Lester Hill
Title: Senior Vice President and       Title: Chairman and Chief Executive
       Chief Financial Officer                Officer

Attest:                                CHASEMELLON SHAREHOLDER
                                       SERVICES, L.L.C.

By:    /s/ Mary Ann McElroy            By:    /s/ Michael Dzieciolowski
Name:  Mary Ann McElroy                Name:  Michael Dzieciolowski
Title: Relationship Manager            Title: Assistant Vice President

                                      -3-
                                                                      Exhibit 36



PACIFIC
SCIENTIFIC                                                         NEWS RELEASE

--------------------------------------------------------------------------------

                                           620 Newport Center Drive, Suite 700
                                         Newport Beach, California  92660-8007
                                            (714) 720-1714  Fax (714) 720-1083



FOR IMMEDIATE RELEASE

Contacts: For Danaher           For Pacific Scientific:
          Corporation:          Winston Hickman          or Chuck Burgess/Joele
          Patrick W. Allender   Chief Financial Officer     Frank
          Chief Financial       714-720-1714                Abernathy MacGregor
          Officer                                           Frank
          202-828-0850                                      212-371-5999

              DANAHER CORPORATION TO ACQUIRE PACIFIC SCIENTIFIC

                          FOR $30.25 PER SHARE IN CASH

Washington D.C. and Newport Beach, CA, February 2, 1998 -- Danaher Corporation (NYSE:DHR) and Pacific Scientific Company (NYSE: PSX) announced today that Danaher will acquire Pacific Scientific in an all-cash transaction in which Pacific Scientific shareholders will receive $30.25 per share. The transaction has a total value, including the Pacific Scientific debt to be assumed by Danaher, of approximately $460 million. Pursuant to the terms of the definitive merger agreement, a subsidiary of Danaher intends to promptly commence a cash tender offer for Pacific Scientific stock. Any shares not purchased in the tender offer will be acquired in a merger for $30.25 per share in cash.

The directors of Pacific Scientific have unanimously approved the Danaher transaction and recommend that Pacific Scientific shareholders accept the Danaher offer and tender their shares.

"We are pleased with the combination of Danaher and Pacific Scientific," George M. Sherman, President and Chief Executive Officer of Danaher Corporation, said. "The businesses Danaher will be acquiring represent attractive strategic opportunities for our process/environmental controls segment."

Lester Hill, Chairman and Chief Executive Officer of Pacific Scientific, said, "I'm very excited that our board and management have fulfilled their promise to deliver full value for shareholders. The global strength of Danaher will allow worldwide customers to enjoy the premium perfor-

                                     -more-
mance of Pacific Scientific products while accelerating our improvement process to enhance quality, manufacturing efficiency, and superior customer service."

The completion of the transaction is subject to customary conditions, including Hart-Scott-Rodino regulatory approval. The purchase of shares in the tender offer is subject to, among other things, the valid tender of Pacific Scientific stock representing at least 90% of the outstanding shares. If this condition is met, the tender offer will be completed and Pacific Scientific will be merged with a wholly owned subsidiary of Danaher, and all Pacific Scientific shareholders, including those who have not tendered their shares, will receive $30.25 per share in cash. Pacific Scientific also expects to schedule a special meeting of its shareholders to vote upon the proposed acquisition by Danaher. In the event the minimum condition of the tender offer is not satisfied prior to the special meeting, the transaction may otherwise be approved by a vote of a simple majority of the Pacific Scientific shares outstanding at the special meeting. If so approved, Pacific Scientific would be merged with a wholly owned subsidiary of Danaher, and all Pacific Scientific shareholders would receive $30.25 per share in cash.

BancAmerica Robertson Stephens, Pacific Scientific's financial advisor, has delivered to Pacific Scientific's directors its opinion that the consideration to be received by Pacific Scientific's common shareholders in the Danaher tender offer and merger is fair to shareholders from a financial point of view. The full text of BancAmerica Robertson Stephens' fairness opinion will be included in Pacific Scientific's Schedule 14D-9 and Pacific Scientific shareholders are referred thereto.

Pacific Scientific Company is an international business that designs, manufactures and markets motion control, process control and safety equipment.

Danaher is a leading manufacturer of Tools and Components, and Process/Environmental Controls.

                                     ###